Exhibit 10.3
SECOND AMENDMENT TO LEASE
This Second Amendment to Lease (this “Second Amendment”) is made as of March 11, 2025, by and between 62 1625-1751 S. FORDHAM LLC, a Colorado limited liability company and 64 1625-1751 S. FORDHAM LLC, a Colorado limited liability company (as tenantsin-common, collectively the “Landlord”) and CHROMADEX ANALYTICS, INC., a Nevada corporation (hereinafter referred to as “Tenant”).
RECITALS:
WHEREAS, Tenant and Landlord’s-predecessor-in-interest are parties to that certain Lease dated as of April 14, 2016 (the “Original Lease”) pursuant to which Landlord’s-predecessorin-interest leases to Tenant and Tenant leases from Landlord certain improved space containing a total of approximately 10,052 rentable square feet as further described in the Lease (the “Original Premises”) within that certain building located at 1751 S. Fordham Street, Longmont, CO (the “Building”); and
WHEREAS, Tenant and Landlord entered into that certain First Amendment to Lease dated as of August 3, 2020 (the “First Amendment”; together with the Original Lease, the “Lease”) whereby the Original Premises were expanded with that certain improved space containing a total of approximately 10,052 rentable square feet (the “Expansion Premises”; together with the Original Premises, the “Demised Premises”) as described in the First Amendment.
NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows the parties agree as follows:
1.Recitals. The recitals stated above are true and correct and are incorporated into this Second Amendment for all purposes. Except as expressly amended by this Second Amendment, all terms and provisions of the Lease remain un-amended and shall continue in full force and effect.
2.Term. Tenant and Landlord agree as per this Second Amendment the Tenant is exercising its Option (as such term is defined in the First Amendment) to extend the Lease Term for an additional sixty (60) consecutive calendar months. With the exercise of the Option, Landlord and Tenant agree that Tenant has no additional options to extend the Lease Term. Subject to the terms and conditions of this Second Amendment, and provided that Tenant is not in default and has not assigned or sublet any part of the Demised Premises, this Second Amendment shall commence on November 1, 2025 (the “Second Amendment Commencement Date”). The parties agree that the Expiration Date was October 31, 2025, and with the mutual execution and delivery of this Second Amendment any and all references to the Expiration Date in the Lease shall be amended to provide that the Expiration Date is October 31, 2030. The

Second Amendment Commencement Date until the Expiration Date is the “Second Amendment Term”.
3.Base Annual Rent for the Demised Premises. Commencing on the Second Amendment Commencement Date and for the entire Second Amendment Term, Tenant shall pay Base Rent for the Demised Premises as follows:

Dates	Monthly Rent	Base Rent
November 1, 2025-October 31, 2026	$23,370.67	$280,448.00
November 1, 2026-October 31, 2027	$24,071.79	$288,861.44
November 1, 2027-October 31, 2028	$24,793.94	$297,527.28
November 1, 2028-October 31, 2029	$25,537.76	$306,453.10
November 1, 2029-October 31, 2030	$26,303.89	$315,646.70
4.Security Deposit. Landlord and Tenant hereby agree that Landlord is currently holding as a Security Deposit Fifty Thousand and 00/100 ($50,000.00) dollars for the Demised Premises.
5.Broker: Tenant represents and warrants that Tenant has not dealt with any broker in connection with this Lease except Cushman & Wakefield, Inc. (the “Broker”), and that Tenant knows no other broker who negotiated this Second Amendment or is entitled to any commission in connection therewith. The execution and delivery of this Second Amendment by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant agrees to reimburse, indemnify and save harmless Landlord from any damages it may sustain as a result of a breach of this paragraph by Tenant, including all legal fees and disbursements incurred. Broker shall be paid its commission in connection with this Second Amendment by Landlord pursuant to a separate written agreement.
6.Miscellaneous.
a.Definitions. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
b.Ratification. Except as specifically amended or modified by this Second Amendment, Tenant represents and warrants to Landlord: (i) the Lease is in full force and effect; (ii) all obligations of Landlord under the Lease have been fully and timely performed and complied with by Landlord; and (iii) Landlord is not in default under the Lease, no breach has occurred by Landlord which, with the giving of notice and/or passage of time, or both, would constitute a default by Landlord. All references herein and hereafter to the Lease shall include this Second Amendment.

c.Severability of Provisions. If any provision of this Second Amendment is for any reason held to be invalid, illegal or unenforceable in any respect, such provision shall not affect the validity, legality or enforceability of any other provision of this Second Amendment.
d.Entire Agreement; Amendments and Waivers. This Second Amendment, together with any exhibits hereto and the agreements and documents contemplated herein to be executed by any of the parties hereto, constitutes the entire agreement between Tenant and the Landlord pertaining to the subject matter contained herein and supersedes any and all previous agreements between the parties hereto regarding the subject matter hereto. Any provision of this Second Amendment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.
e.Authority. The individuals signing this Second Amendment on behalf of each party represent and warrant that such individual has the authority under the company’s governing documents to execute and deliver this Second Amendment in the name of and on behalf of the company.
f.Successors and Assigns. The Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.
g.Conflicts. Notwithstanding anything to the contrary in the Lease, in the event of a conflict or inconsistency between the terms of the Lease and the terms and conditions of this Second Amendment, the terms and conditions set forth in this Second Amendment shall control and shall be deemed to supersede the Lease. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.
h.Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to facilitate the agreements contemplated by this Second Amendment, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Second Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Second Amendment based upon the form of signature.

i.Governing Law. This Second Amendment shall be deemed to have been made in the State of New York and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. In any action or proceeding arising herefrom, each party hereby consents to the jurisdiction of any competent court within the State of New York and to service of process by any means authorized by New York law.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Second Amendment as of the date hereof.

LANDLORD:

62 1625-1751 S. FORDHAM LLC, a Colorado limited liability company		62 1625-1751 S. FORDHAM LLC, a Colorado limited liability company

By: LONGBROOM LLC, a Delaware limited liability company, its sole member		By: LONGBROOM LLC, a Delaware limited liability company, its sole member

By:	/s/ Thomas Jakobson	By:	/s/ Thomas Jakobson
Name:	Thomas A. Jakobson	Name:	Thomas A. Jakobson
Title:	Manager	Title:	Manager

TENANT

CHROMADEX ANALYTICS, INC.

By:	/s/ Ozan Pamir
Name:	Ozan Pamir
Title:	Chief Financial Officer